Exhibit 10.7

SUBLEASE

THIS SUBLEASE is made and entered into this 29th day of December, 2017 by and between Liberty Global, Inc., a Delaware corporation (“Sublessor”) and LiLAC Communications Inc., a Delaware corporation (“Sublessee”).

W I T N E S S E T H:

WHEREAS, Sublessor is the lessee under that certain Office Lease dated February 9, 2015, by and between Union Investment Real Estate GmBH, successor in interest to Triangle at Union Station Development, LLC (“Lessor”), as lessor and Sublessor, as lessee, as amended by that certain First Amendment to Office Lease as of December 7, 2015 and that certain Second Amendment to Office Lease as of November 15, 2016 (as amended, the “Master Lease”), whereby Lessor leased to Sublessor certain space (“Premises”) in the building located at 1550 Wewatta Street, known as the Triangle Building in the City and County of Denver, Colorado, more particularly described in the Master Lease (the “Building”);

WHEREAS, Sublessee desires to sublease from Sublessor a portion of the Premises, as described below.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns hereby covenant and agree as follows:

1.        Sublease.

(a)      Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor 18,464 square feet in the Building including 14,473 square feet on the 7th floor and 3,991 square feet on the 8th floor, as shown on the floor plan annexed to this Sublease (the “Sublease Premises”), for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms and conditions, limitations, exceptions and reservations hereinafter set forth.

(b)      Sublessee shall also have the nonexclusive right to use, in cooperation with Sublessor, the Telenet conference room on the 8th floor, the Telepresence conference room on the 9th floor, the gym on the 8th floor, and the café and café terrace on the 10th floor of the Building (the “Sublease Common Areas”); provided, however, that Sublessee’s right to use the Telenet conference room and the Telepresence conference room is subject to availability as determined through the use of Sublessor’s designated scheduling software. Sublessee shall have the further right to share the receptionist and reception related services on the 10th floor of the Building with Sublessor.

(c)      Furthermore, Sublessee may, from time to time, submit a written request to Sublessor to use the Boardroom on the 10th floor of the Building or the Schneider Commons on the 8th floor of the Building (together, the “Additional Facilities”). Sublessee’s use of such Additional Facilities shall be subject to availability and mutual agreement on a usage fee to be paid to Sublessor.

2.      Term. The initial term of this Sublease (“Initial Term”) shall commence on January 1, 2018 (the “Commencement Date”), and shall continue until the termination or expiration of the Master Lease (the parties acknowledge that the current expiration date is May 31, 2031), unless earlier terminated in accordance with the terms and conditions of this Sublease. If Sublessor permits Sublessee to take possession of the Sublease Premises prior to the commencement of the Initial Term, such early possession shall not advance the expiration date of this Sublease and shall be subject to the provisions of this Sublease, except for those provisions relating to the payment of Rent.

3.      Modification of Sublease Premises. Sublessee may, from time to time, submit a written request to Sublessor to sublease additional space within the Premises, and Sublessor shall reasonably accommodate such requests, subject to availability and the terms of this Paragraph 3. Sublessor shall notify Sublessee within ten (10) business days following receipt of any such request as to whether Sublessor will be able to accommodate such request. At least sixty (60) days prior to the end of any calendar year in which the number of square feet within the Sublease Premises has increased, Sublessor shall deliver to Sublessee a written statement (“Rent Adjustment Statement”) setting out in reasonable detail the adjusted Rent for such calendar year, taking into account the changes in the Sublease Premises, and Sublessee shall pay the difference between the adjusted Rent and the Rent actually paid for such calendar year to Sublessor without interest within thirty (30) days after the date of delivery of the Rent Adjustment Statement. Additionally, promptly after the delivery of the Rent Adjustment Statement, Sublessor and Sublessee shall execute an amendment to this Sublease documenting the adjustments to the Sublease Premises and the Rent payable hereunder.

4.        Termination of Sublease.

(a)      Sublessor may terminate this Sublease upon thirty (30) days’ prior written notice to Sublessee in the event of a Change in Control (defined below) of Sublessee or the occurrence of a Bankruptcy Event (defined below) with respect to Sublessee. For purposes of this Sublease, a “Change in Control” will be deemed to have occurred with respect to any individual, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind (a “Person”) if any of the following occur: (a) the direct or indirect sale, transfer, conveyance or disposition, in one or a series of related transactions, of all or substantially all of the consolidated properties or assets of such specified Person to any other Person, other than an Affiliate of such specified Person, or (b) any transaction or series of related transactions pursuant to which the holders of all voting interests of such specified Person immediately prior to such transaction(s) would hold, directly or indirectly, in the aggregate, less than fifty percent (50%) of the total voting interests of such specified Person (or the entity surviving or resulting from such transaction(s), or the ultimate parent entity thereof) following such transaction(s).

For purposes of this Sublease, an “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Paragraph 4(a), Liberty Global plc, a public limited company organized under the laws of England and Wales (“Parent”) and Sublessor shall not be regarded as Affiliates of Sublessee. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

For purposes of this Sublease, a “Bankruptcy Event” will be deemed to have occurred with respect to a Person upon such Person’s insolvency, general assignment for the benefit of creditors, such Person’s voluntary commencement of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of such Person’s debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such Person or for all or any substantial part of such Person’s assets (each, a “Bankruptcy Proceeding”), or the involuntary filing against such Person of any Bankruptcy Proceeding that is not stayed within sixty (60) days after such filing.

(b)      Sublessee may terminate this Sublease upon thirty (30) days’ prior written notice to Sublessor in the event of a Change in Control of Sublessor or the occurrence of a Bankruptcy Event with respect to Sublessor.

(c)      Sublessee may terminate this Sublease if any of Sublessor, Parent or any of Parent’s subsidiaries and Affiliates is not the tenant under the Master Lease, or Sublessor otherwise assigns its right or obligations as tenant under the Master Lease. In any such event, Sublessor shall provide written notice (the “Assignment Notice”) to Sublessee. Sublessee may terminate this Sublease within thirty (30) days of receipt of the Assignment Notice, such termination notice from Sublessee to Sublessor shall designate the termination date, provided that the termination date set forth in Sublessee’s termination notice must not be later than one (1) year after the date of Sublessee’s receipt of the Assignment Notice.

5.        Vacation of Sublease Premises by Sublessor. Sublessor shall vacate the Sublease Premises no later than the Commencement Date.

6.        Rent.  Sublessee covenants and agrees to pay a fixed annual rent (“Rent”) in the initial amount of Thirty Two Dollars and Thirty Five Cents ($32.35) per square foot of Rentable Area (as defined in the Master Lease) within the Sublease Premises, which shall be due and payable in monthly installments on the first day of each and every calendar month during the Term, except the month in which the Commencement Date occurs, in which month Rent shall be due and payable within 15 days of the Commencement Date. The Rent shall increase periodically as provided in the Master Lease such that the Rent for the Sublease Premises is the same per square foot amount as the rent payable under the Master Lease for the Premises at all times during the Term. If this Sublease shall commence on a day other than the first day of a month, or shall expire on a day other than the last day of a month, Rent for such month shall be prorated based on a ratio the numerator of which shall be the number of days during such month that this Sublease was in effect and the denominator of which shall be the total number of days in such month. Rent and other charges herein reserved or payable shall be paid to Sublessor at the address set forth in the notice section below, or at such place as Sublessor may designate, in lawful money of the United States of America by wire transfer of funds in accordance with the wiring instructions set forth on Exhibit A attached hereto, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever. All sums payable under this Sublease shall, from and after ten (10) business days’ notice that such payment is due, bear interest at the lesser of twelve percent (12%) per annum or the maximum non-usurious interest rate from the date due until paid.

7.        Additional Rent. Sublessee shall pay as additional rent Sublessee’s proportionate share of the Additional Rent (as defined in Paragraph 3 of the Master Lease). Sublessee’s proportionate share of the Additional Rent shall be calculated as a fraction, the numerator of which shall be the number of square feet of Rentable Area in the Sublease Premises and the denominator of which shall be the number of square feet of Rentable Area in the Premises. The current Additional Rent as of the Commencement Date shall be Sixteen Dollars ($16.00) per square foot of Rentable Area within the Sublease Premises, which shall be due and payable in monthly installments on the first day of each and every calendar month during the Term, except the month in which the Commencement Date occurs, in which month Additional Rent shall be due and payable within 15 days of the Commencement Date. Sublessor shall, as soon as reasonably practical, notify Sublessee of any change to the Additional Rent.

8.        Use. Sublessee shall use and occupy the Sublease Premises for the general purpose of executive and general office use and for no other purpose. Sublessee will not use or suffer or permit the use of the Sublease Premises, or any part thereof, in any manner which would violate any applicable laws, rules, regulations, codes or ordinances or applicable provisions of the Master Lease.

9.        Condition of the Sublease Premises. Sublessee accepts the Sublease Premises and all leasehold improvements in their presently existing condition, “AS IS, WHERE IS”, and Sublessor makes no warranties or representations with respect thereto, including without limitation any warranties of habitability, suitability or fitness for any particular purpose.

10.        Assignment and Sublease. Sublessee will not, without Sublessor’s (and if the Master Lease so requires, Lessor’s) prior written consent (to be granted or withheld in Sublessor’s sole and absolute discretion) in each instance, by operation of law or otherwise, assign, mortgage or encumber this Sublease or sublease all or any part of the Sublease Premises, or permit the Sublease Premises or any part thereof to be used or occupied by others.

11.        Master Lease.

(a)        This Sublease is subject to and Sublessee accepts this Sublease subject to all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and the matters to which the Master Lease is subject and subordinate. This Sublease shall also be subject to and Sublessee accepts this Sublease also subject to any amendments and supplements to the Master Lease hereafter made between Lessor and Sublessor, provided that any such amendment or supplement to the Master Lease will not materially and adversely affect Sublessee’s use of the Sublease Premises in accordance with the terms of this Sublease. Sublessee covenants and agrees (i) to perform and to observe all of the terms, covenants, conditions and agreements of the Master Lease on Sublessor’s part to be performed other than the payment of the rent therein set forth, and (ii) that Sublessee will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Master Lease or the rights of Sublessor as lessee thereunder to be canceled, terminated or forfeited or make Sublessor liable for any damages, claim or penalty.

(b)        Except as modified by specific provisions of this Sublease, all of the terms, covenants, conditions and agreements of the Master Lease, other than the payment of the rent therein set forth, are incorporated in and made a part of the Sublease as though fully set forth herein and the term “Landlord” in the Master Lease shall refer to Sublessor hereunder, the term “Tenant” in the Master Lease shall refer to Sublessee hereunder, and references to the “Premises” in the Master Lease shall refer to the Sublease Premises, except for the following: Section 18(d) (Generator Rights), Section 20 (Right of First Offer), Section 21 (Option to Renew), Section 22 (Right of First Refusal), Section 23 (Contraction Option), Section 24 (Roof Rights), Section 25 (Tenant’s Security System), and Section 26 (Purchase Rights).

(c)        In the event of and upon the termination or cancellation of the Master Lease pursuant to the terms and provisions thereof, this Sublease shall automatically cease and terminate.

(d)        As soon as reasonably practical following any amendment or modification of the Master Lease, Sublessor shall provide Sublessee written notice summarizing such amendment or modification.

(e)        In the event of any default on the part of Sublessee under any of the terms, provisions, covenants or agreements of the Master Lease or of this Sublease, Sublessor shall have the same rights and remedies against Sublessee under this Sublease as are available to Lessor against Sublessor under the provisions of the Master Lease, plus any additional remedies specifically provided herein or otherwise available at law or in equity.

12.        Indemnity.

(a)        From and after the date hereof, Sublessee hereby agrees to indemnify and hold harmless Sublessor and its officers, directors, agents and employees from and against all liability, claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, reasonable attorneys’ fees and court costs) that Sublessor or any officer, director, agent or employee of Sublessor may sustain or incur arising out of or otherwise related to (x) the lawful use or occupancy of the Sublease Premises by Sublessee or of any business conducted therein, (y) any breach or default under this Sublease by Sublessee or (z) any negligence or willful misconduct of Sublessor or any of its agents, contractors, employees, business invitees or licensees.

(b)        Except in the event of the negligence or willful misconduct of Sublessee or any of its agents, contractors, employees, business invitees or licensees, from and after the date hereof, Sublessor hereby agrees to indemnify and hold harmless Sublessee and its officers, directors, agents and employees from and against all liability, claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, reasonable attorneys’ fees and court costs) that Sublessee or any officer, director, agent or employee of Sublessee may sustain or incur arising out of or otherwise related to (x) the lawful use or occupancy of the

Premises (other than the sublease premises) by Sublessor or of any business conducted therein, or (y) any breach or default under the Master Lease or this Sublease by Sublessee.

13.        Lessor Services and Repairs. Sublessee shall be entitled to the services and repairs which the Lessor is and may be obligated to furnish or make to or in the Sublease Premises pursuant to the terms of the Master Lease. Sublessor shall exercise reasonable diligence in attempting to cause Lessor to perform its obligations under the Master Lease, but Sublessor shall otherwise have no liability whatsoever for the obligations of Lessor under the Master Lease.

14.        Repairs to the Sublease Common Areas and Additional Facilities. Sublessor shall make all necessary repairs to the Sublease Common Areas and Additional Facilities which Sublessor is and may be obligated to furnish or make pursuant to the terms of the Master Lease; provided, however, that Sublessee shall upon demand pay for the actual third-party cost of repairs made necessary by any negligence or willful misconduct of Sublessee or any of its employees or their respective agents, representatives, contractors, or other person permitted in or invited to the Premises by Sublessee. Damage to the Sublease Common Areas or Additional Facilities shall not in any way affect Sublessee’s obligation to pay Rent.

15.        Parking. Sublessee shall be entitled to the use of a total of twenty one (21) of Sublessor’s on site, underground parking spaces located in the parking garage of the Project (as defined in the Master Lease), of which one (1) shall be reserved parking space #[●], four (4) shall be reserved tandem parking spaces #[●] and #[●] and sixteen (16) shall be unreserved parking spaces. Sublessee’s use of the parking spaces shall be subject to the rights and restrictions in Paragraph 18(a) of the Master Lease. The fee for such parking spaces shall be at the rate charged to Sublessor pursuant to Item 12 of the Basic Lease Provisions of the Master Lease, as adjusted by Lessor from time to time in accordance with the Master Lease, which shall be due and payable in monthly installments on the first day of each and every calendar month during the Term, except the month in which the Commencement Date occurs, in which month such fee shall be due and payable within 15 days of the Commencement Date. Sublessee may submit a written request to Sublessor for the use of additional parking spaces from time to time and Sublessor shall accommodate such requests, subject to availability.

16.        Holdover. If Sublessee shall remain in possession of the Sublease Premises after the expiration or termination of this Sublease, Sublessee shall be deemed a tenant-at-will and Sublessee shall pay to Sublessor, upon demand, any holdover rent which may become due by Sublessor to Lessor under the Master Lease, and shall indemnify and hold harmless Sublessor from all other damages and claims, by reason of Sublessee’s holding over. No such holding over by Sublessee, or any consent thereto by Lessor, shall operate to extend the Term of this Sublease.

17.        No Waiver. The failure of Sublessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease, shall not prevent a subsequent act or omission, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublessor of Rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach.

18.        Alterations and Additions.        Sublessee shall make no alterations, installations, additions or improvements in or to the Sublease Premises without Sublessor’s and Lessor’s prior written consent in accordance with Paragraph 4(c) of the Master Lease. Any such alterations, installation, additions or improvements shall be made at Sublessee’s sole cost and expense.

19.        Sublessee’s Personal Property.    Sublessee agrees to remove all of its furniture, equipment, trade fixtures and other movable personal property on or before the date of expiration or earlier termination of this Sublease, and repair all damage done to the Sublease Premises or the Building by such removal and repairs. All such personal property remaining in the Sublease Premises after expiration or earlier termination of this Sublease shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor’s property or be removed from the Sublease Premises by Sublessor at Sublessee’s expense. Sublessee shall not remove any furniture, equipment, trade fixtures or other movable personal property of Sublessor from the Sublease Premises at any time.

20.        Surrender. Upon the expiration or earlier termination of this Sublease, Sublessee shall vacate and surrender the Sublease Premises in good order and condition, ordinary wear and tear from normal use thereof and permitted alterations, installations, additions or improvements excepted.

21.        Insurance. Sublessee shall maintain, without expense to Sublessor, (i) a policy or policies of commercial general liability insurance providing coverage that meets or exceeds the requirements of Paragraph 8(e)(i) of the Master Lease; (ii) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence; and (iii) All Risk or special purpose personal property insurance meeting or exceeding the requirements of Paragraph 8(e)(i) of the Master Lease. In addition, Sublessee shall cause all contractors performing any work in or around the Sublease Premises to obtain insurance in such forms and with such limits as reasonably required by Lessor. For the risks and liabilities assumed by Sublessee under this Sublease, Sublessor shall be named an additional insured on Sublessee’s commercial general liability insurance. The required policies shall be issued by and binding upon an insurance company or companies authorized to do business in Colorado and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the date of this Sublease and subsequently in effect as of the date of renewal of the required policies). Sublessee shall pay such premiums in full on or before the due dates. Each of such policies, to the extent practical, shall provide a waiver of subrogation provision or endorsement in favor of Lessor and Sublessor. Sublessee shall provide to Sublessor thirty (30) days prior written notice of any cancellation, nonrenewal, or reduction of said policies. In addition, Sublessee shall cause all of its contractors performing any work in or around the Sublease Premises to obtain insurance in such forms and with such limits as reasonably required by Lessor, including and not limited to any insurance required under Exhibit B to the Master Lease.

22.        Administration. This Sublease shall be administered by a joint steering committee (the “Joint Steering Committee”) comprised of four (4) members, and each of Sublessor and Sublessee shall be entitled to appoint an equal number of representatives to the Joint Steering Committee. The Joint Steering Committee shall be authorized to take such actions in connection with or in relation to this Sublease as it deems necessary or advisable. Each action and determination made or taken pursuant to this Sublease by the Joint Steering Committee, including any interpretation or construction of this Sublease, shall be final and conclusive for all purposes. No member of the Joint Steering Committee shall be liable for any action or determination made or taken by him or her or the Joint Steering Committee in good faith with respect to this Sublease.

23.        Notices. Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease or by any law or governmental regulation by either party to the other hereunder shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be sent by certified or registered mail, return receipt requested or by reliable messenger or overnight delivery with a company that maintains regular records of delivery or receipt or by electronic mail:

To Sublessor:

Liberty Global, Inc.

1550 Wewatta Street, Suite 1000

Denver, Colorado 80202

Attn: General Counsel

E-mail: Separately Provided

To Sublessee:

LiLAC Communications Inc.

1550 Wewatta Street, Suite 710

Denver, Colorado 80202

Attn: General Counsel

E-mail: Separately Provided

Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.

24.        Successors and Assigns. The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of the respective successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Paragraph 10 shall operate to vest any rights in any successor, assignee or legal representative of Sublessee.

25.        Governing Law. Colorado law shall be used in interpreting this Sublease and in determining the rights of the parties under it.

26.        Arbitration. Any controversy, claim or dispute arising out of or in any way relating to this Sublease (including whether such controversy, claim or dispute is subject to arbitration), excepting only (i) claims that may not, by statute, be arbitrated and (ii) claims for which specific performance of the other party’s obligations hereunder is the only adequate remedy, will be submitted to binding arbitration. Each Sublessor and Sublessee acknowledges that they are relinquishing their right to a jury trial. Each of Sublessor and Sublessee agrees that arbitration will be the exclusive method for resolving disputes arising out of or related to this Sublease.

Arbitration will be commenced and heard in the Denver, Colorado metropolitan area. Only one arbitrator will preside over the proceedings, who will be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within ten (10) business days following receipt of such list, the arbitration tribunal will select the arbitrator. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of Colorado or federal law, or both, as applicable to the claim(s) asserted. In any arbitration, the burden of proof will be allocated as provided by applicable law. The arbitrator will have the authority to award any and all legal remedies authorized by the law applicable to the claim(s) being asserted in the arbitration, as if the claim(s) were brought in a federal court of law. Either party may bring an action in court to compel arbitration under this Sublease and to enforce an arbitration award. Discovery, such as depositions or document requests, will be available to Sublessor and Sublessee as though the dispute were pending in U.S. federal court. The arbitrator will have the ability to rule on pre-hearing motions as though the matter were in a U.S. federal court, including the ability to rule on a motion for summary judgment.

If permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration will be shared equally by the parties. Each party will pay its own attorneys’ fees and other costs incurred in connection with the arbitration, unless the relief authorized by law allows otherwise and the arbitrator determines that such fees and costs will be paid in a different manner. The arbitrator must provide a written decision that is subject to limited judicial review consistent with applicable law. If any part of this arbitration provision is deemed to be unenforceable by an arbitrator or a court of law, that part may be severed or reformed so as to make the balance of this arbitration provision enforceable.

27.        Brokers and Costs. Sublessor and Sublessee each warrant and represent that they have had no dealings with any brokers or agents in connection with this transaction, which would give rise to a claim for commission with respect to this Sublease. Sublessee shall reimburse Sublessor for fifty percent (50%) of all costs and expenses payable pursuant to Paragraph 11 (f) of the Master Lease.

28.        Counterparts; Electronic Signature. This Sublease may be executed in separate counterparts, each of which shall be considered an original, and all of which together shall constitute one instrument. Counterparts to this Sublease may be delivered via PDF or other electronic means.

SUBLESSOR:	SUBLESSEE:

Liberty Global, Inc.	LiLAC Communications Inc.

By:	By:
Name:	Name:
Title:	Title:

Annex A

LIBERTY
GLOBAL
8TH FLOOR

1550
WEWATTA
DENVER,
CO 80202

LIBERTY
GLOBAL
9TH FLOOR

1550
WEWATTA
DENVER,
CO 80202

LIBERTY
GLOBAL
10TH FLOOR

1550
WEWATTA
DENVER,
CO 80202

16TH STREET
N.I.C.
WEWATTA STREET
CONFERENCE
ADMIN
DIR OFFICE
VP OFFICE
EVP
OPEN OFFICE
BIKE STORAGE
STORAGE
FILE
COPY
ELEVATOR LOBBY
WOMEN
MEN
STAIR
BREAK / COPY

7TH FLOOR FURNITURE / EQUIPMENT / POWER / DATA PLAN

FURNITURE SHOWN FOR REFERENCE ONLY

T&E GENERAL NOTES

1. ALL OUTLETS TO BE MOUNTED AT 18" AFF. U.N.O. ALL SWITCHES TO BE MOUNTED AT 42" AFF. U.N.O. ALL THERMOSTATS TO BE MOUNTED AT 42" AFF. U.N.O.
2. LOCATIONS OF OUTLETS SHALL BE PER ELECTRICAL DRAWINGS. WHERE DISCREPANCIES OR CONFLICTS OCCUR, CONTACT ARCHITECT FOR CLARIFICATION PRIOR TO EXECUTION OF WORK.
3. ALL OUTLETS THAT OCCUR IN RELATIONSHIP OR PATTERN TO EACH OTHER, MILLWORK, OR OTHER SPECIFIED ITEM SHALL BE INSTALLED BEFORE ANY RELATED ELEMENTS ARE CONSTRUCTED. IF THERE ARE ANY CONFLICTS OR QUESTIONS REGARDING LOCATION OF OUTLETS OR OTHER COORDINATION ITEMS, THE CONTRACTOR SHALL OBTAIN CLARIFICATION FROM THE ARCHITECT BEFORE PROCEEDING WITH THE WORK.
4. ALL OUTLETS INSTALLED BACK TO BACK SHALL BE OFFSET 6" MIN. PROVIDE NECESSARY METAL STUD SUPPORTS NEEDED FOR INSTALLATION.
5. OUTLETS OR SWITCHES SHOWN TOGETHER SHALL BE MOUNTED STRAIGHT, LEVEL AT THE SAME HEIGHT AND AS CLOSE TOGETHER AS POSSIBLE. PROVIDE STUD BRIDGE AS REQUIRED TO MAINTAIN OUTLET PAIRS.
6. WHEN NO DIMENSIONS ARE SHOWN, THE LOCATION OF POWER AND TELEPHONE OUTLETS IS NOT CRITICAL. WHEN DIMENSIONS ARE GIVEN IN FEET AND INCHES THE LOCATION IS CRITICAL. ALL DIMENSIONS ARE TO THE CENTERLINE OF OUTLET OR PAIR OF OUTLETS, U.N.O.
7. ALL OUTLETS SHOWN IN ACOUSTICAL PARTITIONS SHALL BE SEALED WITH ACOUSTICAL SEALANT.
8. SWITCH PLATES AND OUTLET COVERS ARE TO BE OFF WHITE. SUBMIT SAMPLE OF POWER, COMMUNICATION, AND SWITCH PLATES TO ARCHITECT FOR APPROVAL.
9. ALL ELECTRICAL MATERIALS AND WORKMANSHIP SHALL BE IN COMPLIANCE WITH GOVERNING CODES AND REGULATIONS AS A MINIMUM STANDARD.
10. ALL ACCESS PANELS IN GYPSUM BOARD CEILING TO BE CHROME/METALLIC GRG.

KEYED NOTES

1. OWNER SUPPLIED LCD SCREEN / CONTRACTOR INSTALLED. PROVIDE 2' x 4' PLYWOOD BACKING ABOVE AND BELOW LCD LOCATION.
2. REFER TO ENGINEERS DRAWINGS FOR FINAL POWER RECEPTACLES IN THE AREA.
3. OPEN OFFICE STATIONS TO PULL POWER / DATA OFF WALL IF POSSIBLE
4. THREE 4" CORE DRILLS
5. POWER/DATA FLOOR BOXES TO BE COORDINATED WITH FURNITURE LAYOUT.
6. DOOR RELEASE BUTTON
7. ACCESS CONTROL PANEL AND DEVICES TO BE COORD. WITH OWNER SECURITY VENDOR

T&E SYMBOL LEGEND

- WALL MOUNTED DUPLEX OUTLET
- WALL MOUNTED DEDICATED DUPLEX OUTLET
- WALL MOUNTED FOURPLEX OUTLET
- WALL MOUNTED TELEPHONE OUTLET
- WALL MOUNTED TELEPHONE AND DATA OUTLET
- WALL MOUNTED GROUND FAULT CIRCUIT INTERRUPTER
- FLUSH FLOOR MOUNTED TELEPHONE AND DATA OUTLET
- FLUSH FLOOR MOUNTED DUPLEX OUTLET
- FLUSH FLOOR MOUNTED FOURPLEX OUTLET
- WALL MOUNTED J-BOX
- ABOVE CEILING J-BOX

BURKETT DESIGN
ARCHITECTURE

LIBERTY GLOBAL
1550 WEWATTA, SEVENTH FLOOR
DENVER, COLORADO

BURKETT DESIGN

ISSUE	DATE
FOR CLIENT REVIEW	
CONSTRUCTION DOCUMENTS	
FOR CLIENT REVIEW	

CONTENTS
FURNITURE / EQUIPMENT / POWER / DATA PLAN

JOB NO.

SHEET NO.
A4.07B

List of Omitted Exhibits

The following exhibit to the Sublease, dated as of December 29, 2017, by and between Liberty Global, Inc. and LiLAC Communications Inc. has not been provided herein:

Exhibit A – Wiring Instructions

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.